Exhibit 3.1

FIFTH AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GLOBALINK INVESTMENT INC.

Globalink Investment Inc., a corporation formed under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Globalink Investment Inc.” The original certificate of incorporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware on March 24, 2021.

2. On December 3, 2021, in connection with the IPO, the Corporation adopted its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”).

3. On April 18, 2023, in connection with its plan to extend the deadline to complete the Business Combination (as such term is defined in the Amended and Restated Certificate), the Company adopted its First Amendment to the Amended and Restated Certificate of Incorporation (the “First Amendment to Amended and Restated Certificate”).

4. On November 29, 2023, in connection with its plan to extend the deadline to complete the Business Combination (as such term is defined in the Amended and Restated Certificate), the Company adopted its Second Amendment to the Amended and Restated Certificate of Incorporation (the “Second Amendment to Amended and Restated Certificate”).

5. On December 3, 2024, in connection with its plan to extend the deadline to complete the Business Combination (as such term is defined in the Amended and Restated Certificate), the Company adopted its Third Amendment to the Amended and Restated Certificate of Incorporation (the “Third Amendment to Amended and Restated Certificate”).

5. On June 4, 2025, in connection with its plan to extend the deadline to complete the Business Combination (as such term is defined in the Amended and Restated Certificate), the Company adopted its Fourth Amendment to the Amended and Restated Certificate of Incorporation (the “Fourth Amendment to Amended and Restated Certificate”).

6. This Fifth Amendment to the Amended and Restated Certificate of Incorporation (the “Fifth Amendment to Amended and Restated Certificate”) was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

7. The text of Section D of Article VI is hereby deleted in its entirety.

IN WITNESS WHEREOF, Globalink Investment Inc. has caused this Fifth Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

Globalink Investment Inc.

By:	/s/ Say Leong Lim
Name:	Say Leong Lim
Title:	Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer